UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2011 (July 7, 2011)

CALIFORNIA PIZZA KITCHEN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31149	95-4040623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6438

(Address of Principal Executive Offices) (Zip Code)

(310) 342-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on May 24, 2011, California Pizza Kitchen, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CPK Holdings Inc., a Delaware corporation (“Parent”), and CPK Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). In accordance with the terms of the Merger Agreement, on July 7, 2011, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Facilities

On July 7, 2011, the Company, as borrower, and Parent, as a guarantor, entered into the (a) Credit Agreement, dated as of July 7, 2011, with General Electric Capital Corporation, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “New First Lien Credit Agreement”) and (b) Second Lien Credit Agreement dated as of July 7, 2011 with Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “New Second Lien Credit Agreement”, and together with the New First Lien Credit Agreement, the “New Credit Agreements”). The New First Lien Credit Agreement provides for (i) a term loan in an aggregate principal amount of $260 million (the “New Term Loan Facility”) and (ii) a $30 million revolving credit facility, all of which is available for letters of credit (the “New Revolving Credit Facility”, and together with the New Term Loan Facility, the “New First Lien Credit Facilities”). The New Second Lien Credit Agreement provides for a term loan in an aggregate principal amount of $75 million (the “New Second Lien Term Loan Facility”, and together with the New Term Loan Facility, the “New Term Loan Facilities”; the New Term Loan Facilities collectively with the New Revolving Credit Facility, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the New Term Loan Facilities was drawn, no revolving loans were drawn, and approximately $6.9 million of letters of credit were issued in order to backstop existing letters of credit under the Company’s prior credit agreement, which was repaid as of the consummation of the Merger.

The New Revolving Credit Facility has a five-year maturity. The New Term Loan Facility has a six-year maturity. The New Second Lien Term Loan Facility has a seven-year maturity. The principal amount of the New Term Loan Facility amortizes in quarterly installments equal to 0.25% of the original principal amount of the New Term Loan Facility for the first five and three-quarter years, with the balance payable at maturity. The entire amount of the New Second Lien Term Loan Facility is payable at maturity.

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by Parent or any of its subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from issuances or incurrences of debt by Parent or any of its subsidiaries (other than indebtedness permitted by the New Credit Agreements); and (c) beginning with the first full fiscal year after the closing date (2012), 50% (with a stepdown to 25% based upon achievement of a specified leverage ratio) of annual excess cash flow of Parent. Unless the lenders under the New First Lien Credit Facilities waive mandatory prepayments, no prepayments are required under the Second Lien Term Loan Facility until the New First Lien Credit Facilities have been repaid in full.

As of the closing date, at the Company’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, another national publication selected by General Electric Capital Corporation or the lead lender of the Second Lien Term Loan Facility, as applicable, (b) the federal funds effective rate plus 0.50% and (c) (x) a Eurodollar rate applicable for an interest period of one month, or, if greater, 1.25%, plus (y) 1.00%, in each case, plus an applicable margin or (ii) a Eurodollar rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin. As of the closing date, the New First Lien Credit Facilities have applicable margins equal to 3.25%, in the case of base rate loans, and 4.25%, in the case of Eurodollar rate loans, and the New Second Lien Term Loan Facility has applicable margins equal to 7.25%, in the case of base rate loans, and 8.25%, in the case of Eurodollar rate loans. Borrowings under the New Term Loan Facilities will be subject to a floor of 1.25% in the case of Eurodollar loans and 2.25%, in the case of other types of loans.

The New Credit Agreements contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of Parent and its subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into certain speculative hedging arrangements; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change their lines of business. The affirmative and negative covenants in the New Second Lien Credit Agreement are substantially similar to the New First Lien Credit Agreement, with customary cushions and setbacks.

In addition, under the New Credit Agreements, the Company will be required to maintain a specified minimum consolidated fixed charge coverage ratio and not exceed a specified maximum consolidated rent-adjusted leverage ratio.

The New Credit Agreements contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of the other covenants set forth in the New First Lien Credit Agreement or the New Second Lien Credit Agreement, as applicable; cross-default to material indebtedness; bankruptcy events; certain ERISA events; material unsatisfied judgments; actual or asserted invalidity of any guarantee, security document or subordination provisions; non-perfection of the security interest on a material portion of the collateral; and change of control. The events of default in the New Second Lien Credit Agreement are substantially similar to the New First Lien Credit Agreement, with customary cushions and setbacks.

In connection with the New First Lien Credit Facilities, the Company, Parent, and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) entered into a Guaranty and Security Agreement (the “Guaranty and Security Agreement”), dated as of July 7, 2011 in favor of General Electric Capital Corporation as agent. Upon the consummation of the Merger, pursuant to the Guaranty and Security Agreement, Parent and the Subsidiary Guarantors guaranteed amounts borrowed under the New First Lien Credit Facilities. Additionally, amounts borrowed under the New First Lien Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New First Lien Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each guarantor’s tangible and intangible assets (subject to certain exceptions). In connection with the New Second Lien Term Loan Facility, the Company, Parent, and the Subsidiary Guarantors entered into a Guaranty and Security Agreement (the “Second Lien Guaranty and Security Agreement”), dated as of July 7, 2011, in favor of Wilmington Trust, National Association as agent. The terms of the Second Lien Guaranty and Security Agreement, the guaranty therein, and the second priority security interest granted thereby, are substantially similar to the terms of the Guaranty and Security Agreement, each of which are subject to the terms of an intercreditor agreement between General Electric Capital Corporation, Wilmington Trust, National Association, Parent, the Company and the Subsidiary Guarantors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on June 8, 2011 to acquire all of the outstanding shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), at a purchase price of $18.50 per share, net to the holder in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 8, 2011, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On July 7, 2011, Parent announced the completion of the Offer. The initial offering period of the Offer expired at midnight, New York City time, on July 6, 2011. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, 21,586,341 Shares were validly tendered and not withdrawn (including 765,999 Shares tendered pursuant to notices of guaranteed delivery). Merger Sub accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares was made, in accordance with the terms of the Offer. Merger Sub also exercised its Top-Up (as described below), pursuant to which the Company issued Shares to Merger Sub, at a price per Share equal to the Offer Price, in an amount sufficient to ensure that Merger Sub and the Company could effect a short-form merger under applicable Delaware law.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) on July 7, 2011 that each Share (other than shares of Company Common Stock owned by Parent or Merger Sub and shares held by any holder who is entitled to and has properly demanded appraisal of such shares under Delaware law) was automatically converted into the right to receive $18.50 per Share in cash, without interest, and requested that NASDAQ file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Company Common Stock on NASDAQ was suspended as of the opening of trading on July 8, 2011.

Item 3.02.	Unregistered Sale of Equity Securities.

In order to complete the Merger, on July 7, 2011, pursuant to Section 1.03 of the Merger Agreement, Merger Sub exercised its top-up option (the “Top-Up”) to purchase Shares, and the Company issued 12,256,948 Shares (the “Top-Up Shares”) to Merger Sub, at a price per Share equal to the Offer Price. Merger Sub paid for the Top-Up Shares by delivery of cash and a promissory note to the Company. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Merger Sub at the time of exercise of the Top-Up, represented an amount sufficient to ensure that Merger Sub and the Company could effect a short-form merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Parent or Merger Sub or by stockholders who have validly exercised their appraisal rights under Delaware law, was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on July 7, 2011, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total consideration for all of the outstanding Shares, restricted stock and options in connection with the change of control transaction was approximately $471.9 million. The source of such funds was proceeds from the Company’s New Credit Agreements, equity contributions from Golden Gate Capital Opportunity Fund, L.P. and cash from the Company’s balance sheet.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on July 7, 2011. Pursuant to the terms of the Merger Agreement, on July 7, 2011, the directors of Merger Sub immediately prior to the effective time of the Merger, which consisted of Joshua Olshansky and Kenneth Diekroeger, became the directors of the Company following the Merger. Two directors of the Company prior to the Merger, Richard L. Rosenfield and Larry S. Flax, were re-appointed to the Company’s Board of Directors on July 7, 2011.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the consummation of the Merger, the Company’s Certificate of Incorporation and By-Laws were amended and restated so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, which are incorporated by reference herein.

Item 8.01.	Other Events.

On July 7, 2011, the Company and Golden Gate Capital issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of California Pizza Kitchen, Inc.

3.2	Amended and Restated By-Laws of California Pizza Kitchen, Inc.

99.1	Joint Press Release issued by the Company and Golden Gate Capital on July 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Pizza Kitchen, Inc.

Date: July 12, 2011	By:	/s/ Richard L. Rosenfield
	Name:	Richard L. Rosenfield
	Title:	Co-Chief Executive Officer, Co-President and Director

	By:	/s/ Larry S. Flax
	Name:	Larry S. Flax
	Title:	Co-Chief Executive Officer, Co-President and Director